Exhibit No. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated March 31, 2023, with respect to the consolidated financial statements of Enservco Corporation for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas

November 9, 2023